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                                    LAW OFFICES
                         WOLF, BLOCK, SCHORR and SOLIS-COHEN

                           TWELFTH FLOOR PACKARD BUILDING
                                111 SOUTH 15TH STREET
                              PHILADELPHIA, PA 19102-2678
                                   (215) 977-2000
                              facsimile: (215) 977-2334



                                    July 2, 1997



Axiom Inc.
351 New Albany Road
Moorestown, NJ 08057-1177

               Re:   Registration Statement Under
                     The Securities Act of 1933 on Form S-1,
                     File No. 333-25439 (the "Registration Statement")

Dear Sirs:

         As counsel to Axiom Inc, a Delaware corporation (the "Company"), we have assisted in the preparation of the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 2,990,000 shares of the Company's Common Stock, par value $0.01 per share, consisting of 2,600,000 shares (the"Primary Shares") which will be sold to the U.S. Underwriters and International Managers named in the Registration Statement pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement, each filed as an exhibit to the Registration Statement (collectively, the "Underwriting Agreements"), and an aggregate of 390,000 shares (the "Option Shares") for which the U.S. Underwriters and International Managers have options to purchase from the Company solely to cover over-allotments.

         In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, resolutions of its Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Primary Shares and Option Shares as we have deemed appropriate for purposes of rendering this opinion.

          In all examinations of documents, instruments and other pages, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          Based upon the foregoing examination and the information thus supplied, it is our opinion that when the Primary Shares and Option Shares are sold to and paid for by the

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Axiom Inc.
July 2, 1997
Page 2


U.S. Underwriters and the International Managers pursuant to the terms of the Underwriting Agreements, such shares will be legally issued, fully paid and non-assessable.

          We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,



                                     /s/ WOLF, BLOCK SCHORR and SOLIS-COHEN